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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2000 appearing on page F-2 of First SunAmerica Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Woodland Hills, California
December 19, 2000